UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 28, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 28, 2003, Ask Jeeves, Inc. (the “Registrant”) entered into a definitive Asset Purchase Agreement with Kanisa Inc. (“Kanisa”) (the “Asset Purchase Agreement”) pursuant to which the Registrant has agreed, subject to various conditions, to sell certain assets used in Registrant’s Jeeves Solutions business to Kanisa.

Financial Statements

     As a result of entering into the Asset Purchase Agreement, the Registrant is required under generally accepted accounting principles to reclassify the assets to be sold to Kanisa as “assets held for sale” and to add a Note reflecting such reclassification to its audited financial statements at and for the year ended December 31, 2002 included in its annual report on Form 10-K filed with the SEC on March 12, 2003 (the “Financial Statements”) in order to incorporate by reference the Form 10-K into other documents. The Registrant has added the required disclosure as Note 17 (Event (Unaudited) Subsequent to the Date of Report of Independent Auditors) to the Consolidated Financial Statements and has included the Consolidated Financial Statements with the new Note and the related financial statement schedule as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

	Exhibit	Description

	23.1	Consent of Ernst & Young LLP.

	99.1	Financial Statements and financial statement schedule of the Registrant as of December 31, 2002 and 2001, and for the three years in the period ended December 31, 2002.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: May 29, 2003	By:	/s/ Brett M. Robertson Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Financial Statements and financial statement schedule of the Registrant as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.

2